UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2024

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2024, Alight, Inc., a Delaware corporation (the “Company”), announced its entry into a cooperation agreement (the “Cooperation Agreement”) with Starboard Value and Opportunity Master Fund, Ltd. (together with its affiliates, “Starboard”). The Company and Starboard are each herein referred to as a “party” and collectively, the “parties.”

Pursuant to the Cooperation Agreement, the Board of Directors (the “Board”) of the Company (i) increased the size of the Board from nine (9) to eleven (11) directors, (ii) appointed Dave Guilmette as a Class I director of the Board with a term expiring at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and Coretha Rushing as a Class III director of the Board in the class with a term expiring at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), and (iii) appointed Coretha Rushing to the Compensation Committee of the Board.

The Cooperation Agreement further provides, among other things, that:

•
Starboard irrevocably withdraws its director nominations with respect to the 2024 Annual Meeting;

•
following the appointment of Dave Guilmette and Coretha Rushing until the conclusion of the 2024 Annual Meeting, the size of the Board shall not exceed eleven (11) directors, subject to the Board’s fiduciary duties under applicable law, without Starboard’s prior written consent, provided that the size of the Board may be increased to twelve (12) directors to accommodate the appointment of an additional independent director to the Board;

•
following the conclusion of the 2024 Annual Meeting, the size of the Board shall not exceed ten (10) directors during the Standstill Period (as defined below), subject to the Board’s fiduciary duties under applicable law, without Starboard’s prior written consent, provided that the size of the Board may be increased to eleven (11) directors to accommodate the appointment of an additional independent director to the Board;

•
the Company will use its reasonable best efforts to hold the 2024 Annual Meeting no later than July 26, 2024;

•
during the Standstill Period (as defined below), Starboard will vote all shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) beneficially owned by it in accordance with the Board’s recommendations at the 2024 Annual Meeting (i) in favor of all of the Company’s nominees, (ii) in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2024, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, and (iv) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal presented at the 2024 Annual Meeting, subject to certain exceptions;

•
during the Standstill Period, Starboard will vote all shares of the Company’s Common Stock beneficially owned by it in accordance with the Board’s recommendations on any proposal relating to the appointment, election or removal or directors at any special meetings of the Company’s stockholders or actions by written consent of the Company’s stockholders;

•
Starboard will be subject to customary standstill restrictions, including, among others, with respect to director nominations or proposals, proxy solicitation and related matters, extraordinary transactions, and other matters, each of the foregoing subject to certain exceptions;

•
in the event that Coretha Rushing ceases to be a director for any reason prior to the expiration of the Standstill Period, Starboard shall have the right to recommend replacement director candidates, who must fulfill certain requirements, which the Board shall consider in good faith in the exercise of the Board’s fiduciary duties under applicable law; provided, that at such time Starboard beneficially owns at least the lesser of 3% of then-outstanding shares of the Company’s Common Stock and 16,510,383 shares of the Company’s Common Stock (subject to adjustment for stock splits, reclassifications, combinations, and similar adjustments);

•
neither party will publicly criticize, disparage, call into disrepute or otherwise defame or slander the other party in any manner that would reasonably be expected to damage the business or reputation of such other party, subject to certain exceptions;

•
the Company will hold an investor day on or prior to the later of (i) December 31, 2024 and (ii) two (2) months after the consummation of the Company’s previously announced sale of certain assets to an affiliate of H.I.G. Capital as contemplated by that certain Stock and Asset Purchase Agreement, dated as of March 20, 2024, by and among Tempo Acquisition, LLC, a Delaware limited liability company, Axiom Buyer, LLC, a Delaware limited liability company, Axiom Intermediate I, LLC, a Delaware limited liability company, and the Company;

•
the Agreement will terminate on the earlier of (i) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2025 Annual Meeting pursuant to the Company’s Amended and Restated By-laws and (ii) the date that is one hundred five (105) days prior to the first anniversary of the 2024 Annual Meeting (the “Standstill Period”); and

•
the Company will reimburse Starboard for reasonable, documented out-of-pocket fees and expenses incurred in connection with its involvement with the Company through the date of the Agreement, including but not limited to, its Schedule 13D filings, its preparation and delivery of its nomination notice and the negotiation and execution of the Agreement, up to $625,000 in the aggregate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2024, the Board increased the size of the Board from nine (9) to eleven (11) directors and appointed Dave Guilmette and Coretha Rushing to the Board, effective immediately. Dave Guilmette will serve as a Class I director with a term expiring at the 2025 Annual meeting and Coretha Rushing will serve as a Class III director with a term expiring at the 2024 Annual Meeting and will be appointed to the Compensation Committee of the Board, in each case and until his or her successor has been duly elected and qualified, or until such director’s earlier death, resignation, or removal.

The Board determined that both Dave Guilmette and Coretha Rushing are independent directors in accordance with the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in the Company’s Corporate Governance Guidelines.

Dave Guilmette, 63, previously served as CEO of Global Health Solutions, a multi-billion-dollar division of Aon, driving significant growth and profitability during his tenure. He then served as a Strategic Advisor at Global Health Solutions, advising the CEO and president across innovation, large scale solution development, commercial partnerships, and M&A strategy before retiring earlier this year. Previous to his leadership roles at Aon, he spent nearly a decade at Cigna, serving as President of the Global Employer Segment and Private Exchanges and as President, National, Pharmacy and Product. Guilmette has served as a board member of Cigna Ventures and several non-profit organizations.

Coretha Rushing, 68, currently serves as Managing Director and Executive Mentor for The ExCo Group (formerly Merryck & Co. Americas), a global executive coaching and mentoring firm and as the President of CR Consulting Alliance, an HR consulting firm. Previously, Ms. Rushing served as Corporate Vice President and CHRO for Equifax and also served in various roles of increasing responsibility at The Coca-Cola Company, including as Senior Vice President, CHRO. Ms. Rushing currently serves on the Boards of Directors of ThredUp and 2U. Previously, she served on the Board of Directors of Benefitfocus.

Except for the Cooperation Agreement, there is no arrangement or understanding between the Company and either of Dave Guilmette or Coretha Rushing pursuant to which either of them was appointed to the Board, and there have been no related party transactions between the Company and either of them that would be reportable under Item 404(a) of Regulation S-K. Dave Guilmette and Coretha Rushing will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s Form 10-K/A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2024.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

The Company anticipates that it will hold the 2024 Annual Meeting more than 30 days from the anniversary of the 2023 annual meeting of stockholders (the “2023 Annual Meeting”). As a result, the deadline for stockholders to submit proposals pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as set forth in the Company’s definitive proxy statement for its 2023 Annual Meeting is no longer effective. Further details about the 2024 Annual Meeting, including the date and location, will be set forth in the Company’s definitive proxy statement for the 2024 Annual Meeting.

If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Exchange Act, such proposal must be received by the Secretary of the Company at its principal executive office no later than the close of business on May 16, 2024. Such stockholder must otherwise comply with the requirements of Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Cooperation Agreement, dated May 5, 2024, by and between Alight, Inc. and Starboard Value and Opportunity Master Fund, Ltd.
99.1	Press Release, dated May 6, 2024
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investors” section of the Company’s website, investor.alight.com, or by contacting investor.relations@alight.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Election of Directors,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” of the Company’s Proxy Statement on Schedule 14A in connection with the 2023 Annual Meeting, filed with the SEC on April 5, 2023 (available here), the Company’s Current Reports on Form 8-K, filed with the SEC on September 5, 2023 (available here) and December 11, 2023 (available here), and the Company’s Amended Annual Report on Form 10-K/A, filed with the SEC on April 29, 2024 (available here). To the extent the security holdings of directors and executive officers have changed since the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which can be found at no charge at the SEC’s website at www.sec.gov or by clicking the “SEC Filings” link in the “Investors” section of the Company’s website, investor.alight.com. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement on Schedule 14A for the 2024 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available. These documents are available free of charge as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	May 6, 2024	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary